UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2018, Destination Maternity Corporation (the “Company”) entered into a new Executive Employment Agreement (the “Employment Agreement”) with the Company’s Chief Executive Officer, Marla A. Ryan (the “Executive”). The Company and Ms. Ryan had previously entered into a letter agreement concerning compensation, which has been superseded by the Employment Agreement.

The key elements of the Employment Agreement are as follows:

(1)

Role: As the Company’s Chief Executive Officer, Ms. Ryan will render executive and management services to the Company consistent with such position as may be reasonably assigned to the Executive by the Board of Directors of the Company (the “Board”). During the Term, the Executive shall report to and shall be subject to the oversight and direction of the Board.

(2)

Term: The term of the Employment Agreement is for three (3) years, commencing on November 1, 2018 (the “Term”). However, the Term will automatically be renewed for successive one-year periods upon expiration, unless either party provides notice of non-renewal at least ninety (90) days prior to the applicable expiration date.

(3)	Base Salary: Ms. Ryan’s initial base salary will be $350,000. Ms. Ryan’s base salary will be reviewed annually by the Compensation Committee of the Board (the “Committee”).

(4)

Incentive Compensation: During the Term, Ms. Ryan shall be eligible to receive a cash incentive bonus, calculated as a percentage of the Company’s adjusted EBITDA, in each calendar year as follows: (a) if estimated adjusted EBITDA level is less than or equal to the Company’s previous year’s actual adjusted EBITDA, 1.2% of the difference between estimated adjusted EBITDA and $0; (b) if estimated adjusted EBITDA level is above last year’s actual adjusted EBITDA and below budgeted adjusted EBITDA, 1.2% of previous calendar year’s adjusted EBITDA plus 3.5% of the difference of estimated adjusted EBITDA and last year’s actual adjusted EBITDA; and (c) if estimated adjusted EBITDA level is above budgeted adjusted EBITDA, 1.2% of previous calendar year’s adjusted EBITDA plus 3.5% of the difference of budgeted adjusted EBITDA and the previous calendar year’s adjusted EBITDA plus 7.0% of the difference of estimated adjusted EBITDA and budgeted adjusted EBITDA (such bonus, the “Incentive Compensation”). Ms. Ryan’s fiscal year 2018 bonus opportunity will be based on adjusted EBITDA commencing with the second quarter through the end of the fourth quarter of the Company’s 2018 calendar year and pro-rated from May 29, 2018. Ms. Ryan’s annual cash compensation (i.e., base salary plus Incentive Compensation) shall not exceed $2,000,000 during the Term.

(5)

Severance Benefits: Upon a termination without cause or a resignation with good reason, Ms. Ryan will be entitled to the following severance benefits: (a) payment of all accrued and unpaid base salary through the date of such cessation; (b) payment of any Incentive Compensation not yet paid, but earned for the calendar year in which Ms. Ryan’s employment is terminated; (c) payment of (i) six (6) months of base salary, in the event that such termination occurs in the first twelve (12) months of the Term; (ii) nine (9) months of base salary, in the event that such termination occurs in the second year of the Term; and (iii) twelve (12) months of base salary, in the event that such termination occurs in the third year of the Term or thereafter; and (d) group health continuation coverage for 12 months. However, if the severance event occurs within two years after a change in control, then the salary continuation referenced in (c) above will be increased to 24 months and will be payable in one lump sum, and the group health continuation coverage referenced in (d) above will be increased from 12 to 18 months.

(6)

Non-Hire; Non-Solicit; Non-Competition: The Employment Agreement contains certain non-competition and non-solicitation provisions which operate during employment. In addition, the restrictive non-competition covenants continue to apply following Ms. Ryan’s employment with the Company for: (i) 9 months, following a cessation of employment within the first twelve months of the Term; or (ii) 12 months, following a cessation of employment at any time after the first twelve months of the Term. The restrictive non-solicitation covenants continue to apply following Ms. Ryan’s employment with the Company for twelve months following a cessation of employment at any time. In addition to the foregoing, Ms. Ryan is subject to perpetual confidentiality and non-disparagement covenants.

(7)

Indemnification: The Company will indemnify Ms. Ryan against actual, potential or threatened claims of investigations arising from her service as an employee and officer of the Company and its subsidiaries and provide her with the benefit of D&O insurance coverage, in each case in the same manner and to the same extent as provided to other officers and directors of the Company.

(8)	Legal Fees: The Company will reimburse Ms. Ryan for up to $18,750 in legal fees incurred by her in connection with the negotiation and documentation of these arrangements.

(9)

Equity Awards: Subject to approval by the Committee and the Board, Ms. Ryan shall be entitled to receive a one-time equity grant with a grant date fair value of $600,000 and a one-time equity grant for fiscal year 2018 with a grant date fair value of $200,000 (together, the “2018 LTIP”), calculated as of the grant date. The 2018 LTIP shall be collectively allocated as follows: (i) 20% in restricted stock units, vesting in four equal annual increments beginning on the first anniversary of the effective date of the Employment Agreement, (ii) 50% in restricted stock units that vest based on the attainment of certain performance goals; and (iii) 30% in stock options to purchase common stock in the Company, vesting in four equal annual increments beginning on the first anniversary of the effective date of the Employment Agreement. The 2018 LTIP will be subject to the terms of the forms of Restricted Stock Unit Agreement, Performance Restricted Stock Unit Agreement and Option Agreement and the Company’s 2005 Equity Incentive Plan, as amended and restated (the “Plan”). For future fiscal years in the Term, Executive will be eligible for grants of equity under the Plan in an amount and on the terms as decided by the Committee in its sole discretion.

The foregoing descriptions are qualified in their entireties by reference to the full text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the forms of Restricted Stock Unit Agreement, Performance Restricted Stock Unit Agreement, and Option Agreement, filed with this Current Report on Form 8-K as Exhibits 10.2, 10.3, and 10.4, respectively.

Ms. Ryan has served as the Company’s Chief Executive Officer since May 29, 2018. Prior to joining the Company, she founded Lola Advisors LLC, a business consultancy working in the apparel, beauty and wellness sectors. She was previously employed by Lands’ End, a multi-channel retailer of casual clothing, accessories and footwear, as well as home products, from 2009 to 2017, most recently served as the Senior Vice President of Retail.

Item 7.01 Regulation FD Information.

On November 1, 2018, the Company issued a press release announcing that it had entered into a new Employment Agreement with Marla A. Ryan, the Company’s Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing under the Exchange Act unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of November 1, 2018, by and between Destination Maternity Corporation and Marla A. Ryan, Chief Executive Officer.

10.2	Form of Restricted Stock Unit Agreement under the Destination Maternity Corporation Amended and Restated 2005 Equity Incentive Plan for grants to Marla A. Ryan.

10.3	Form of Performance Restricted Stock Unit Agreement under the Destination Maternity Corporation Amended and Restated 2005 Equity Incentive Plan for grants to Marla A. Ryan.

10.4	Form of Option Agreement under the Destination Maternity Corporation Amended and Restated 2005 Equity Incentive Plan for grants to Marla A. Ryan.

99.1	Press Release of Destination Maternity Corporation, dated November 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ Rodney Schriver
Name: Rodney Schriver
Title: Senior Vice President and Chief Accounting Officer